Pricing Supplement No. 0183 Dated December 4, 1997      Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                  File number:  333-7229
Prospectus Supplement dated November 08, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                     $   60,000,000.00
Issue Price:                            100.00000 %       60,000,000.00
Commission or Discount:                   0.00000 %                0.00
Proceeds to Company:                     100.00000%    $  60,000,000.00


Agent: NationsBanc Montgomery Securities, Inc., as Agent


Original Issue Date:                December 18, 1997

Stated Maturity Date:               December 16, 1999

Cusip #:                            63858R-ET-4

Form:                               Book entry only

Interest Rate:                      Floating


Base rate:                          LIBOR Telerate Page 3750
Index maturity:                     90 days

Spread:                             + 1.0 bps


Initial Interest Rate:              To be determined on December 15, 1997

Interest Reset Period:              Quarterly, commencing on March 18, 1998

Interest Reset Dates:               March 18, 1998
                                    June 17, 1998
                                    September 17, 1998
                                    December 17, 1998
                                    March 17, 1999
                                    June 17, 1999
                                    September 17, 1999


Interest Determination Dates:       December 15, 1997
                                    March 16, 1998
                                    June 15, 1998
                                    September 15, 1998
                                    December 15, 1998
                                    March 15, 1999
                                    June 15, 1999
                                    September 15, 1999



Interest Payment Dates:             March 18, 1998
                                    June 17, 1998
                                    September 17, 1998
                                    December 17, 1998
                                    March 17, 1999
                                    June 17, 1999
                                    September 17, 1999
                                    December 16, 1999


May the Notes be redeemed by the company prior to maturity?              No

May the notes be repaid prior to maturity at the option of the holder?   No
Discount Note?                                                           No